Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-166862, 333-167822, 333-174282, 333-182964, 333-183557, 333-187710, 333-188066, 333-201824, 333-209000, 333-217182, 333-218807, 333-254155, and 333-254167), and Form S-8 (Registration Nos. 333-101651, 333-122844, 333-163396, 333-192531, 333-205661, 333-219204, 333-233132, 333-254158, 333-259853 and 333-275505) of Lineage Cell Therapeutics, Inc. of our report dated March 7, 2024, relating to the consolidated financial statements of Lineage Cell Therapeutics, Inc, as of and for the years ended December 31, 2023 and 2022, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

San Francisco, California
March 7, 2024